Exhibit 8.1

2001 ROSS AVENUE SUITE 600 DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

November 16, 2015

Valero Energy Partners LP

One Valero Way

San Antonio, Texas 78249

Ladies and Gentlemen:

We have acted as counsel for Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering common units representing limited partner interests in the Partnership (the “Common Units”) that may be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act. In connection therewith, we prepared the discussion set forth under the caption “Material Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the reference to our firm and this opinion in the Discussion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.